UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

CHAPARRAL ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (405) 478-8770

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Chaparral Energy, Inc. (the “Company”) is filing its unaudited pro forma condensed consolidated financial information (the “Pro Forma Financial Information”) for the fiscal year ended December 31, 2016 and the three months ended March 31, 2017, as set forth in Exhibit 99.1 to this report and presented in accordance with Article 11 of Regulation S-X. The Pro Forma Financial Information gives effect to (i) the consummation of the First Amended Joint Plan of Reorganization for Chaparral Energy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated March 7, 2017, as confirmed by the United States Bankruptcy Court for the District of Delaware on March 10, 2017, and (ii) the Company’s adoption of fresh start accounting in accordance with accounting principles generally accepted in the United States of America with respect to entities that have emerged from bankruptcy proceedings, as if such consummation and adoption had occurred on January 1, 2016. Exhibit 99.1 is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information for Chaparral Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

By:	/s/ Joseph O. Evans
Name: Joseph O. Evans
Title: Chief Financial Officer and Executive Vice President

Date: June 7, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information for Chaparral Energy, Inc.